UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 31, 2006

                          Third Wave Technologies, Inc.

             (Exact Name of Registrant as Specified in Its Charter)


Delaware                               000-31745             39-1791034
--------------------------------------------------------------------------------
(State or Other Jurisdiction           (Commission           (IRS Employer
of Incorporation)                      File Number)          Identification No.)


502 South Rosa Road, Madison, Wisconsin                                 53719
---------------------------------------                               ----------
(Address of Principal Executive Offices)                              (Zip Code)

                                 (608) 273-8933
                                 --------------
                         (Registrant's Telephone number,
                              including area code)

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02. Entry into a Material Definitive Agreement.

The information contained in Item 5.02(b) below is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

      On January 31, 2006, Third Wave Technologies, Inc. ("Third Wave") and James J. Herrmann, Vice President of Finance, mutually agreed to terminate his employment with Third Wave effective March 16, 2006. To effect a smooth transition, Mr. Herrmann will continue to serve as Third Wave's principal financial officer through such time. In connection with Mr. Herrmann's resignation, he and Third Wave entered into a severance agreement under which Mr. Herrmann is entitled to the following severance benefits: (1) severance pay at his current salary level through December 31, 2006, (2) a supplemental transition payment of $25,000, less applicable taxes, payable on January 15, 2007 and (3) in exchange for the return of his vested option to purchase 175,000 shares of Third Wave Common Stock, an option grant on March 16, 2006 to purchase 43,750 shares of Third Wave Common Stock.

(c)

      On January 31, 2006, Third Wave appointed Maneesh K. Arora as Chief Financial Officer. Following a short transition period, Mr. Arora will become Third Wave's principal financial officer on March 16, 2006.

      Mr. Arora, 37, joined Third Wave in January 2003 with a strong background in finance, business strategy and marketing. He served as the company's director of marketing until his promotion to vice president of marketing and strategy in October 2003. He was appointed senior vice president of commercial operations in March 2004. Prior to joining Third Wave, Mr. Arora was director of corporate strategy and new ventures at Ondeo Nalco, a $3-billion subsidiary of Suez, the global industrial services provider. Mr. Arora spent nine years at Kraft Foods in a range of finance, sales and marketing roles before joining Nalco. He earned a master's of business administration degree from Northwestern's Kellogg School of Management and bachelor's degree in economics from the University of Chicago.

      Mr. Arora is party to an employment agreement with Third Wave dated May 10, 2005. The agreement provides for an initial base salary of $290,000 and permits employment to be terminated at any time by either Mr. Arora or Third Wave. If the agreement is terminated by Third Wave other than for "cause" (as defined in the agreement) or Mr. Arora voluntarily terminates his employment for "good reason" (as defined in the agreement), Mr. Arora would be entitled to receive the following severance benefits: (1) an amount equal to one year's base salary, (2) in the event that the termination occurs within one year following a change of control (as defined in the employment agreements), a pro-rated target bonus, (3) twelve months of health insurance premiums, (4) $10,000 of outplacement consulting fees, (5) earned but unpaid bonuses and (6) earned but unpaid long term-incentive plan payments (as "earned" is defined in those plans).


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

      A copy of Mr. Arora's employment agreement is filed with this report as
Exhibit 10.2 and is hereby incorporated by reference herein. The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Item 9.01.        Financial Statements and Exhibits.

(d)   Exhibits.

      10.1 Employment Agreement between Maneesh Arora and Third Wave Technologies, Inc. dated May 10, 2005

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has fully caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      THIRD WAVE TECHNOLOGIES, INC.

Date: February 6, 2006                By: /s/ Kevin T. Conroy
                                      ------------------------------------------
                                      Name:  Kevin T. Conroy
                                      Title: President & Chief Executive Officer

                       SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC

                                    EXHIBITS

                                 CURRENT REPORT
                                       ON
                                    FORM 8-K

Date of Event Reported: January 31, 2006           Commission File No: 000-31745

                          THIRD WAVE TECHNOLOGIES, INC.

                                  EXHIBIT INDEX

Exhibit No.  Exhibit Description
-----------  -------------------
10.1 Employment Agreement between Maneesh Arora and Third Wave Technologies, Inc. dated May 10, 2005, incorporated by reference to
             Exhibit 10.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005